EXHIBIT 4.1.1

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (the “First Amendment”) dated November 12, 2004, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners LP., a Delaware limited partnership (the “Parent”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), and each of the Subsidiary Issuers listed on the signature page hereto (together with the Company, each individually an “Issuer,” and collectively, the “Issuers”, and together with the General Partner and the Parent, each individually a “Credit Party), and the several Purchasers whose name appear on the signature pages hereto (individually, a “Purchaser,” and collectively, “Purchasers”).

BACKGROUND

A. Pursuant to that certain Note Purchase Agreement entered into on September 20, 2004, by and among the parties hereto (as amended, modified or otherwise supplemented from time to time, the “Agreement”), the Issuers issued and sold to the Purchasers, and the Purchasers purchased from the Issuers, Notes (as defined in the Agreement) in the initial aggregate principal amount of $80,000,000.

B. Issuers have requested certain changes to the Leverage Ratio covenant set forth in Section 10.9 of the Agreement, and the Purchasers are willing to agree to amend such covenant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

a. General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Agreement.

b. Additional Definition. The following additional definition is hereby added to Schedule B of the Agreement to read in its entirety as follows:

“First Amendment” means the First Amendment to this Agreement dated November 12, 2004.

2. Amendment to Section 10.9. the first sentence of Section 10.9 of the Agreement is hereby amended and restated in its entirety as follows:

The Parent will not permit the Leverage Ratio on the last day of any fiscal quarter to be greater than 3.50 to 1.00; provided that, if the sum of the (x) aggregate principal amount of all Revolving Loans, (y) Letter of Credit Outstandings, and (z) aggregate principal amount of all Acquisition Loans, does not exceed $3,000,000 as of the related test date, the Parent will not permit the Leverage Ratio for the periods ending September 30, 2004, through September 30, 2005, to be greater than 3.75 to 1.00. For the purposes hereof, the terms Revolving Loans, Letter of Credit Outstandings, and Acquisitions Loans shall have the respective meanings set forth in the Credit Agreement.

3. Representations and Warranties. Each Credit Party hereby represents and warrants to the Purchasers that, as to such Credit Party:

a. Representations. Each of the representations and warranties of or as to such Credit Party contained in the Agreement and the other Finance Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

b. Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Purchasers require such Credit Party to deliver hereunder (this First Amendment and any such additional documents delivered in connection with the First Amendment are herein referred to as the “First Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the First Amendment Documents have been adopted and taken and, upon their execution, the Agreement, as amended by this First Amendment and the other First Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies (for the purposes hereof, Debtor Relief Law shall have the meaning set forth in the Credit Agreement).

c. No Violation. The making and performance of the First Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party;

d. No Default. After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing;

e. No Material Adverse Effect. No Material Adverse Effect has occurred since September 20, 2004;

f. Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since September 20, 2004.

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g. No Fees. No Credit Party paid, or is obligated to pay, any fee to the Agent or the Lenders in connection with the amendment to the Credit Agreement being entered into on or about the date of this First Amendment.

4. Conditions to Effectiveness of Amendment. This First Amendment shall be effective upon the Purchasers’ receipt of the following, each in form and substance reasonably satisfactory to the Purchasers:

a. First Amendment. This First Amendment, duly executed by the Credit Parties;

b. Credit Agreement Amendment. An amendment to the Credit Agreement, duly executed by the Credit Parties and the Lenders, amending the leverage ratio covenant therein so that it shall be no more restrictive than the Leverage Ratio covenant as amended by this First Amendment;

c. Other Fees and Expenses. Payment to the Purchasers, in immediately available funds, of all amounts necessary to reimburse the Purchasers for the fees and costs incurred by the Purchasers, including, without limitation, all fees and costs incurred by the Purchasers’ attorneys, in connection with the preparation and execution of this First Amendment and any other Finance Document;

d. Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this First Amendment, if any; and

e. Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Purchasers may reasonably request.

5. No Waiver; Ratification. The execution, delivery and performance of this First Amendment shall not (a) operate as a waiver of any right, power or remedy of the Purchasers under the Agreement, any Finance Document or any First Amendment Document and the agreements and documents executed in connection therewith, or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement and the other Finance Documents shall remain in full force and effect and are hereby ratified and confirmed by the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Purchasers to grant any further amendments to any of the Finance Documents.

6. Acknowledgments. To induce the Purchasers to enter into this First Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

a. Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Finance Documents are valid and enforceable against, and all of the terms and conditions of the Finance Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Purchasers, by the Credit Parties, pursuant to the Security Documents, are valid, legal, and binding, properly recorded or filed, perfected liens and security interests with the priorities required by the Security Documents and the Intercreditor Agreement;

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and (iii) the Credit Parties hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Purchasers and the Purchasers as of the date hereof.

b. No Waiver of Existing Defaults. No Default or Event of Default exists immediately before or immediately after giving effect to this First Amendment. Nothing in this First Amendment nor any communication between the Purchasers, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Purchasers have against any Credit Party under the Agreement, or any other Finance Document, and/or applicable law, with respect to any such Default, or Event of Default, arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

7. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

9. Headings. The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

10. Counterparts. This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this First Amendment to Agreement as of the date first above written.

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SFT, I, INC.

By:	/s/ Michelle M. Mackay
Name:	Michelle M. Mackay
Title:	Executive Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.

By:
Name:
Title:

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SFT, I, INC.

By:
Name:
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yuonne Guajardo
Name:	Yuonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.

By:	/s/ Yuonne Guajardo
Name:	Yuonne Guajardo
Title:	Vice President

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STONEMOR GP LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its General Partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President

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Subsidiary Issuers

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bedford County Memorial Park LLC

Bedford County Memorial Park Subsidiary LLC

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Blue Ridge Memorial Gardens LLC

Blue Ridge Memorial Gardens Subsidiary LLC

Butler County Memorial Park LLC

Butler County Memorial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

Chartiers Cemetery Subsidiary LLC

Clover Leaf Park Cemetery Association

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

The Corapolis Cemetery Company

The Coraopolis Cemetery Parent LLC

The Coraopolis Cemetery Subsidiary LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Cornerstone Funeral and Cremation Services LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	As Exec. V. P. for each of the
above-named Subsidiary Issuers

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Subsidiary Issuers

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park LLC

Glen Haven Memorial Park Subsidiary, Inc.

Green Lawn Memorial Park LLC

Green Lawn Memorial Park Subsidiary LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

J.V. Walker LLC

J.V. Walker Subsidiary LLC

Juniata Memorial Park LLC

Juniata Memorial Park Subsidiary LLC

KIRIS LLC

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Cemetery Company

Laurelwood Cemetery Parent LLC

Laurelwood Cemetery Subsidiary LLC

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.

Melrose Land LLC

Melrose Land Subsidiary LLC

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Morris Cemetery Perpetual Care Company

Mount Lebanon Cemetery LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	As Exec. V.P. for each of the above-named Subsidiary Issuers

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Subsidiary Issuers

Mount Lebanon Cemetery Subsidiary LLC

Mt. Airy Cemetery, Inc.

Mt. Airy Cemetery Parent LLC

Mt. Airy Cemetery Subsidiary LLC

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Pennsylvania LLC

Osiris Holding of Pennsylvania Subsidiary LLC

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

The Prospect Cemetery LLC

The Prospect Cemetery Subsidiary LLC

Prospect Hill Cemetery LLC

Prospect Hill Cemetery Subsidiary LLC

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Riverside Cemetery LLC

Riverside Cemetery Subsidiary LLC

Riverview Memorial Gardens LLC

Riverview Memorial Gardens Subsidiary LLC

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rolling Green Memorial Park LLC

Rolling Green Memorial Park Subsidiary LLC

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	As Exec. V.P. for each of the above-named Subsidiary Issuers

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Subsidiary Issuers

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Tioga County Memorial Gardens LLC

Tioga County Memorial Gardens Subsidiary LLC

Tri-County Memorial Gardens LLC

Tri-County Memorial Gardens Subsidiary LLC

Twin Hills Memorial Park and Mausoleum LLC

Twin Hills Memorial Park and Mausoleum Subsidiary LLC

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

WNCI LLC

W N C Subsidiary, Inc.

Westminster Cemetery LLC

Westminster Cemetery Subsidiary LLC

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

Woodlawn Memorial Gardens LLC

Woodlawn Memorial Gardens Subsidiary LLC

Woodlawn Memorial Park Association

Woodlawn Memorial Park Parent LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	As Exec. V.P. for each of the
above-named Subsidiary Issuers